Exhibit 10.1
Facility for Trade Financing Contract

Contract No.: jianshankaidai (2008) 050

Party A: Shaanxi Tianren Organic Food Co., Ltd.

Address: A-4 Tongxiege Building, No.12, Gaoxin 2nd Rd, Hi-tech Zone, Xi’an, China 710075

Legal Representative (Chief Officer): Xue Hongke

Telephone: 029-88386415

Fax: 029-88386230

Post Code: 710075

Party B: China Construction Bank, [Gaoxin Branch]

Address: No. 42 Gaoxin Road

Chief Officer: Zhou Cunxing

Telephone: 029-88333539

Fax: 029-88321414

Post Code: 710075

In order to promote cooperation between Party A and Party B in export-import trade financing, Party B agrees to provide Party A with a revolving facility up to a certain amount for a fixed term at the application by Party A and subject to the satisfaction of conditions required by Party B. Party A and Party B hereby enter into this Contract.

Article 1.  Facility for Trade Financing

 “Facility for Trade Financing” (the “Facility”) shall mean the maximum amount of outstanding principal that Party B agrees to provide to Party A for the purpose of trade financing under certain conditions and within the Availability Period in this contract. At any time within the Availability Period, Party A may apply for trade financing on a revolving basis in accordance with the terms and conditions of this Contract and without limitation on frequency and amount of each individual financing (unless this Contract provides otherwise), subject always to:

The amount of the outstanding principals provided by Party B does not exceed the Maximum Amount of the Facility; and

The aggregate of the amount of Party A’s any individual application and the amount of the outstanding principal at the time of such application does not exceed the Maximum Amount of the Facility.

 Article 2. Categories and Amount of the Facility

Party B agrees to provide to Party A the Facility with an amount not exceeding twelve million(the “Maximum Amount ”), and among other things,

1. Line for Issuance of Sight L/C where Party B is able to have control over the title of the underlying goods is   (amount in words)(the “Maximum Amount ”);

2. Line for Issuance of Sight L/C where Party B is unable to have control over the title of the underlying goods is   (amount in words)(the “Maximum Amount ”);

3. Line for Issuance of Usance L/C where the committed term is within 90 days shall be  . (amount in words)(the “Maximum Amount ”);

4. Line for Issuance of Usance L/C where the committed term is 90 days or more shall be  (amount in words)(the “Maximum Amount ”);

5. Line for T/R under L/C shall be   (amount in words)(the “Maximum Amount ”);

6. Line for T/R under Unconfirmed-L/C shall be  (amount in words)(the “Maximum Amount ”);

7. Line for the goods under such Shipping Guarantee shall be (amount in words)(the “Maximum Amount ”)                  ;

8. Line for Packing Loan shall be RMB twelve million(the “Maximum Amount ”);

9. Line for Short Term Financing under Export L/C shall be RMB twelve million(the “Maximum Amount ”);

10. Line for Export Bill Purchase shall be RMB twelve million(the “Maximum Amount ”);

11. Line for Bill of Exchange Discount / Purchase of Account Receivable under Usance L/C shall be twelve million RMB(the “Maximum Amount ”);

12. Line for Export Collection Loan under D/P shall be RMB twelve million(the “Maximum Amount ”);

13. Line for Export Collection Loan under D/A shall be RMB twelve million.(the “Maximum Amount ”);

14. Others. Line for Export Order Financing under O/A shall be RMB twelve million(the “Maximum Amount ”).

   Article 3. Availability Period

1. The Facility under this Contract shall be available from September 17, 2008 to May 21, 2009 (the “Availability Period”).

2.The Facility shall terminate automatically and the unused Facility shall become void upon the expiration of the Availability Period. Party A may apply for a new facility and enter into a new contract with Party B subject to Party B’s review of and consent to such application.

3. Party A’s obligation to repay its indebtedness in respect to any individual financing provided within the Availability Period shall not be affected by the expiration of the Availability Period even if the maturity date for such individual financing comes after the Availability Period expires.

Article 4.                            Interests and Fees

   1. The following items including starting date, expiration date, amount, interest rate, type of interest calculation, type of interest settlement, expense categories or limits, rate, type of expense calculation and type of payment regarding single business of trade financing will be decided in accordance with relevant laws and documents. For those disagreed upon terms, Party B has the right to decline the application of Party A.

The term “LIBOR” shall mean the inter-bank offered rate for the same currency and the same period which is published by the British Bankers Association (BBA) and which appears on the TELERATE page or similar banking display terminals as of 11:00 a.m. (London time) two banking days prior to the occurrence of any individual financing or two banking days prior to an interest rate adjustment day.

The term “HIBOR” shall mean the inter-bank offered rate for the same currency and the same period which is published by the Hong Kong Bankers Association (HKBA) and which appears on the TELERATE page or similar banking display terminals as of 11:30 a.m. (Hong Kong time) two banking days prior to the occurrence of any individual financing or two banking days prior to an interest rate adjustment day.

Under this Contract, Party A shall pay to Party B the following fees:

(1)                 Management Fees which shall be calculated and paid at 0.2% of the Maximum Amount of the Facility;

(2)                 All expenses incurred by Party B in respect to all individual financing under this Contract;

(3)                 All expenses incurred by Party B in collecting sums under and/or in respect to the L/C, negotiable instruments, guarantee, mortgage, and pledge in connection with the Facility;

(4)                 Other expenses under this Contract.

Article 5. Utilization of the Facility

1. Conditions Precedent for using the Facility

Subject to a waiver by Party B, Party B is not obligated to provide financing unless the following conditions are satisfied:

(1)                 Party A has obtained and/or completed all necessary approvals, registrations, deliveries, and other legal formalities relating to the Facility in accordance with relevant laws and regulations; and

(2)                 The security contracts or other security documents satisfactory to Party B have become effective and remain in full force and effect; and

(3)                 No event of default listed in this Contract has occurred; and

(4)                 If Party A shall pay Management Fees as required in this Contract, such Fees have been paid to Party B;

(5)                  All other documents required by Party B have been submitted;

(6)                 The Application for Drawing and other relevant documents have been examined and approved by Party B;

(7)                 Other conditions precedent:

    2. At any time during the Availability Period the aggregate of the outstanding principal of all individual financings shall not exceed the Maximum Amount of the Facility; the aggregate of the outstanding principal of all individual financings under sub-item facilities shall not exceed the Maximum Amount of such Facility.

Article 6. Law Document Related to This Contract

1. When Party A applies Party B for use of the facility under this trade financing contract, Party A should sign the following exhibits NO. four, No. five, No. six, No. seven, No. eight and No. nine with the Company Stamps of both Parties on them, which are indivisible parts of this contract and preform the legal effect of binding. Any Party should not raise an objection to the legal effect of relevant exhibits for the reason that no signatures of both Parties on these exhibits.

(1). Exhibit 1: Special Agreement on Issuance of L/C;

(2). Exhibit 2: Special Agreement on Trust Receipt Loans;

(3). Exhibit 3: Special Agreement on Shipping Guarantee;

(4). Exhibit 4: Special Agreement on Packing Loan;

(5). Exhibit 5: Special Agreement on Export Bill Purchase;

(6). Exhibit 6: Special Agreement on Export Negotiation;

(7). Exhibit 7: Special Agreement on Export Collection Loan;

(8). Exhibit 8: Special Agreement on Bill of Exchange Discount / Purchase of Account Receivable under Usance L/C;

(9). Others.: Special Agreement on Export Order Finance.

2. When party A applies to Party B for trade financing business, Party A should submit the applications thereafter. The confirmed applications of Party B are the indivisible parts of this contract and its exhibits. These applications include:

(1) Party A should submit application for issuance of L/C in order to handle the issuance business of L/C;

(2) Party A should submit application for Trust Receipt Loans in order to handle the business of Trust Receipt Loans;

(3) Party A should submit application for Shipping Guarantee in order to handle the business of Shipping Guarantee;

(4) Party A should submit application for Packing Loan in order to handle the business of Packing Loan;

(5) Party A should submit application for Export Bill Purchase in order to handle the business of Export Bill Purchase;

(6) Party A should submit application for Export Negotiation in order to handle the business of Export Negotiation;

(7) Party A should submit application for Export Collection in order to handle the business of Export Collection;

(8) Party A should submit application for Bill of Exchange Discount / Purchase of Account Receivable under Usance L/C in order to handle the business of Bill of Exchange Discount / Purchase of Account Receivable under Usance L/C;

(9) Others: Party A should submit Export Order Financing Application in order to handle the business of Export Order Finance;

3. When Party A applies for issuance of Usance L/C, for Sight L/C where Party B could not control the rights of goods, for Shipping Guarantee and for Trust Receipt Loan，Party A should submit Trust Receipt according to Party B's request.

Article 7.                            Rights and Obligations of the Parties

1. Party A has the right to require Party B to keep confidential relevant information and trade secrets relating to the production and operations of Party A unless otherwise required by laws and regulations.

2. Party A shall provide financial statements and information relating to planning, statistics, production and operation as required by Party B and shall be responsible for the authenticity, integrity and validity of such information and documents.  If Party A belongs to the class of group client, Party A should disclose any related transaction exceeding 10% of the net assets to Party B, including: (1) the relation among the related parties; (2) project and nature; (3) amount and percentage of the transaction; (4) Price determination Policy.

3. Party A shall be subject to Party B’s inspection and supervision over its operation, financial activities and the use of the Facility under this Contract and shall provide assistance as required by Party B.

4. Should something happen to Party A that will, in Party B's opinion, impact the regular management of Party A, Party B will have the right to adjust or even cancel the facilities that have not been used by Party A.

5. Party A shall open the settlement account in RMB or a foreign currency with Party B and have import and export settlements, trade financing and other settlements conducted through Party B.

6. Party A shall utilize the Facility for the purpose as agreed upon by the Parties.

7. Party A shall repay the principal and interest within the term agreed upon by the Parties.

8. Party A shall bear the exchange rate risk. If the fluctuation of exchange rate may result in the aggregate of individual financings that have been provided exceeding the Maximum Amount of the Facility, Party A shall promptly provide security satisfactory to Party B upon its receipt of notice from Party B. Party B is under no obligation to provide financing for any additional amount arising from the fluctuation of exchange rate.

9. Party A should not use the false contract signed with a related party, or receivable invoice, or receivable account without actual deals to rebate or pledge to the bank in order to get money or credit by fraud.

10. Party A shall promptly inform Party B of any change of its business name, legal representative (chief officer), address, business purpose or registered capital and other relevant matter, and attach changed relevant materials.

11. Party A shall not enter into with any third party any contract that is detrimental to the rights and interests of Party B under this Contract.

12. Before the repayment of all the indebtedness hereunder, Party A shall not provide security to any third party with the assets procured by using the Facility without the prior written consent of Party B.

13. Party A shall compensate Party B for all losses incurred by Party B in connection with the disputes arising from the underlying Contract and all losses caused by any third party.

Article 8.                            Liabilities for Default and Remedies

1. Events of Default by Party B and Liabilities

(1) If Party B deviates from this contract, its exhibits and agreements under relevant transactions application which have been approved by Party A, Party A shall require Party B to preform its obligations in accordance with these relevant agreements.

(2) If Party B charges the interest and expense by violation of national laws and regulations, Party A is entitled to the requirement of repayment from Party A.

2. Events of Default by Party A and Liabilities

（1）When Party A deviates this contract, its exhibits and agreements under relevant transactions application which have been approved by Party B or any obligation required by law.

（2）Party A certainly suggests or shows through its actions that Party A will not preform this contract，its exhibits and any obligation under relevant transaction application which have been approved by Party B.

3. Events that will Jeopardize Party B's Rights

(1) If Party A carries out any of the following activities during the term of this Contract that Party B thinks will have an impact on the creditor's rights under this contract, and the aforesaid activities may include without limitation contracting, leasing, transformation to a stock company, forming an economic association with another enterprise, consolidation, merger, division, setting up a joint venture, application for suspension of production or for winding up or for bankruptcy, Party A ceases or suspends production; or its corporate registration is canceled, or business license revoked; or its legal representative or high-ranking officers are involved in illegal activities; or it is involved in litigation with a major impact; or great difficulties arise in respect to its production or operation; or its financial standing deteriorates.

(2) If Party A carries out any of the following activities during the term of this Contract that Party B thinks will have an impact on the creditor's right under this contract, and the aforesaid activities may include without the performance of other mature debts, low-price or free transference of assets, derate the debt of the third Parties，remiss to execute debt obligations or other rights, or provide securities for the third party.

(3) Any premise for trade finance provided by Party B in this contract, in its exhibits and in an individual business have not been satisfied continuously by Party A.

(4) Should any of the following events happen to guarantor, the debt obligation under this contract can be regarded in danger by Party B, and the aforesaid activities may include:

(a) Violation of any of items in guaranty contract or false, incorrect, missed statements against the item in the guaranty.

(b) Without limitation contracting, leasing, transformation to a stock company, forming an economic association with another enterprise, consolidation, merger, division, setting up a joint venture, application for suspension of production or for winding up or for bankruptcy, Party A ceases or suspends production; or its corporate registration is canceled, or business license revoked; or its legal representative or high-ranking officers are involved in illegal activities; or it is involved in litigation with a major impact; or great difficulties arise in respect to its production or operation; or its financial standing deteriorates which will influence the ability of guarantor to bear the liabilities of guaranty.

(c) Failure or possible failure to bear the liabilities of guaranty.

   (5) Should any of the following events happen in mortgage or pledge, the debt obligation under this contract can be regarded in danger by Party B, and the aforesaid activities may include:

   (a) For the act of the third party, the following activities happened: collection, confiscation, expropriation, free recovery and demolition by the government，changes in the market or any other events which result in damages or destruction or value decrease of the pledged or mortgaged property.

   (b) The pledged or mortgaged property is sealed up, detained, frozen, withheld, indwelt, auctioned, supervised by the government or in dispute of its ownership.

(d) Mortgagor or pledger violates any of the items in guaranty contract or falsely, incorrectly states or misses the item in the guaranty.

(e) Other events that will imperil the realization of mortgage and pledge.

   (6) Any of the following shall be regarded by Party B as insecure to debt obligation under this contract, including: the security documents or other securities do not take effect, or are void or rescinded, or the security provider totally or partially loses its capacity to secure the indebtedness or refuses to perform its obligations; or

   (7) Other cases in Party B's view that will imperil the debt obligation under this contract.

4. Remedies

 If any Event of Default in Items (2) to (3) above occurs, Party B is entitled to enforce its rights hereunder by taking one or more of the following measures:

（1）Party B is entitled to adjust or cancel the Facility or any individual Line under this Contract.

（2）Party B is entitled to accelerate forthwith the indebtedness under this Contract, and to require Party A to repay forthwith all principal, interest and fees, whether they are due or not.

 (3) Collection of penalty interest and compound interest.

 (4) Performance of security rights

  （5）Other remedies, including but not limited to:

   （a）Party B is entitled to debit any account in any currency opened by Party A with any branch or office of China Construction Bank for any unpaid amount.

 (b) Party B is entitled to require Party A to provide new security(ies) for all the indebtedness in respect to the Facility.

 (c) Party B is entitled to enforce its security rights.

 (d) Party B is entitled to terminate this Contract.

Article 9. Others

1. Expenses

All the costs concerning this contract and the guaranty under it will be born by Party A, including: attorney fees, insurance fees, assessment charges, registration costs, keeping charges，cost of identification, notarization fees, etc., except by special agreement.

In order to realize the creditor's rights of Party B, all the actual costs (including but not limited to  attorney fees, insurance fees, assessment charges , registration costs , keeping charges，cost of identification, notarization fees, etc.)will be born by Party A.

2. Use of the information of Party A

Party A agrees with Party B to inquire into the credit status of Party A from People's Bank of China, credit databases approved and constructed by the department in charge of credit information or from the related institute, and also agrees to provide the information of Party A to People's Bank of China, credit databases approved and constructed by the department in charge of credit information, and agrees to properly use and disclose this information when it is necessary for work.

3. Collection through Announcement

   As to loan principal or interest default and other cases occurred due to the breach of contract，Party B is granted to report to related departments or units and collect debt through media.

4. Effectiveness of Evidence Recorded by Party B

Unless with the reliable and assured opposite evidence, all the following can definitely prove the relationship in debt obligation between both parties: inner accounting records about principal, interest, cost and payment of Party A, invoices and vouchers which are made and reserved by Party B in the case when Party A deposits money, repays debt, repays interest and does such transaction, as well as related records and vouchers when collecting debt by Party B.

5. Rights Reservation

Party B's rights stated in this contract will not be an obstacle to Party B to enjoy any other rights prescribed in the law, rules and other contracts. For default and delayed act, if they were treated with tolerance，grace limit，favor or stayed exercise of any rights under this contract，all these treatment will not be regarded as abandonment of rights and benefits under this contract or approval of any default, nor do they prevent，restrict，disturb the consequent implementation of certain rights or any other rights. In addiction，they will not be reasons that Party B will bear responsibility and obligations for Party A.

6. Besides the debt under this contract，if Party A holds any other matured liabilities，Party B is entitled to debit any account opened by Party A with any branch or office of China Commerce Bank for any amount due to Party B under this Contract to clear off any of the debt, for which Party A hold no objection.

7. With regard to changes in contact information，Party A should promptly give Party B a written notice; if not, all the damages will be born by Party A.

8. Debit of Accounts Payable

As to all the accounts payable of Party A under this contract, Party B is entitled to debit any account opened by Party A with any branch or office of China Commerce Bank for any amount due to Party A without any notification to Party A. If it is necessary to handle the procedure of exchange settlement and sales or foreign exchange dealings, Party A is obligated to assist the transaction of Party B, and the risk in exchange rate will be born by Party B.

9. Dispute Resolution

Any dispute arising out of or in connection with this Contract shall be settled through friendly consultation. If no agreement is reached through such friendly consultation, such dispute shall be settled in accordance with _____ of the following:

(1) Instituting legal proceedings with the People’s Court in the location of Party B.

(2) Submitting the disputes to the [                ] for arbitration (the venue for such arbitration shall be __________), which shall be conducted in accordance with the arbitration rules in effect as of the date of submission. The arbitration award shall be final and binding on both Parties.

The Parties shall perform this Contract in accordance with the undisputed parts during the course of such legal proceedings or arbitration.

   10. Effectiveness

This Contract shall take effect upon the execution by the legal representative (chief officer) or authorized representative of Party A and by chief officer or authorized representative of Party B with the company chops of both Parties affixed.

11. Counterparts

This Contract shall be made in 5 counterparts.

12. Miscellaneous

   (1) Party A declares that there is no violation of laws and regulations on environment protection, energy-savings and ejection-decreasing, and environment pollution reducing in the process of contract-making, and also promises that after the contract have been signed，Party A will strictly abide by relevant laws and regulations on environment protection, energy-savings and ejection-decreasing, and environment pollution reducing; or

(2) If the aforesaid declaration is found to be false or promises have not been kept, or certain energy consumption and environmental pollution risks happen to Party A, Party B has the right to terminate the credit to Party A（including, without limitation, to refusal to grant loans，to provide financing，to issue guarantee or L/C or acceptance bill of Bank), or to declare the debt obligation (including, without limitation, to loans, financing, money advanced which occurred or might occur) to expire in advance，or to take other remedies granted by laws or contractually agreed upon; or

  (3)                                                                            ;

  (4)                                                                              ;

13. Within the effective period and the Lines for facilities of trade finance, all the legal document (including but not limited to exhibits of this contract, relevant business applications, and any vouchers) which can prove the debtor-creditor relationship formed between both Parties shall be the component parts of this contract.

Article 10.                             Representations

1. Party A is fully informed and aware of the business purpose and powers of Party B.

2. Party A has read all the terms of this Contract and Party B has given explanation as required by Party A. Party A hereby acknowledges that it fully understands all the terms of this Contract and the corresponding legal consequences thereof.

3. Party A has the right and power to execute this Contract.

Party A (Company Chop): Shaanxi Tianren Organic Food Co., Ltd.

Legal Representative (or Chief Officer) or Authorized Representative (Signature):  /s/ Xue Hongke

Date:  9/17/2008

Party B (Company Chop): Gaoxin Branch of China Construction Bank

Chief Officer or Authorized Representative (Signature): /s/ Zhou Cunxing

Date:   9/17/2008